Exhibit 23.1

Consent of Certified Public Accountants.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117982) pertaining to the New Commerce BanCorp 1999 Stock Incentive Plan of our report dated January 28, 2005, with respect to the consolidated financial statements of New Commerce BanCorp and Subsidiary which is included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Elliott Davis, LLC

March 23, 2005
Greenville, South Carolina